FullCircle Registry, Inc.

Insurance & Financial Services

 Norman L. Frohreich

President and Chief Executive Officer

FullCircle Registry, Inc.

161 Alpine Drive

Shelbyville, KY 40065-8878

Phone:  (502) 410-4500  Fax:  (502) 633-6163

FullCircle Registry, Inc., President Issues a Letter to Shareholders and announces the installation of two new officers of the company.

Thursday, January 3, 2008

Dear FullCircle Registry Shareholders,

As the new CEO of FullCircle Registry, Inc., I intend to keep our shareholders more informed as I accept this new challenge.  As progress occurs I will provide periodic updates when possible and appropriate.  The business model we have designed is unique in nature and scope, and we believe it will become a new direction in the insurance industry; thus we must constantly weigh the risk of disclosure of sensitive information to possible competitors against the need for our shareholders to be informed.   Considering our difficult financial history, I believe shareholders need to be kept as informed as possible as we go forward.

After beginning my consulting arrangements with FullCircle in April, 2007, I joined the Board of Directors in August, 2007 and immediately began assisting Mr. Oakley in our transition into an insurance agency.  Since then I have been working behind the scenes setting up the plans for the new company direction.  In my first few months I have initially on the business plan, the pro forma, and the development of the new infrastructure of FullCircle Registry, Inc.  Some of the key events and accomplishments are discussed below.

The New Mission:  Insurance Agency Acquisitions
In my consulting services over the last several years I have learned that our small business leaders are experiencing a difficult time finding adequate exit plans as they near retirement.  It is an interesting and difficult phenomenon that is prevalent in many types of small businesses nationwide.  The issue is exacerbated by the fact that this event is driven by the huge baby boomer generation.  We have watched this population wave impact our economy, our education system and our financial markets over the last 50 years.  Now we watch as they struggle to find exit plans.

Most seriously impacted by this event are the small businesses in our rural communities.  As individuals built their businesses, educated their children and graduated to retirement age, they discovered that many of those children who attended college have chosen not to return and run the family business.  These business owners must then find an exit plan that will allow them to retire.  This is a major change in our society from years ago when our youth came back home and helped manage the family business.

Like other businesses, the independent insurance agents of rural America are having a problem “selling” their books of business.  FullCircle has developed an exciting exit strategy for these agencies that will suit their needs and at the same time build our company’s value.  Our goal is to merge with hundreds of these agencies over the next several years.

Research shows that the average age of the owners of the independent insurance agencies in our country is 53 years old.  According to ISU (Independent Insurance Agency Network), there are 639,700 independent agencies nationally.  Small agencies in the US are the core of the insurance business. Many major insurance companies are beginning to acquire larger agencies but the smaller rural agencies are being passed over.

The Full Circle
It is our vision that we become a one-stop insurance services business.  Today, one of the major complaints that I hear is that many have to deal with several different agents and agencies that specialize in certain kinds of insurance needs from auto, home, and other property needs to health, Medicare supplements, estate planning, and employee benefit plans.  With our full circle approach, we will be providing these expert services to each and every agency that becomes a part of our FullCircle team.

Given the personal nature of insurance and financial services, our commitment will be that every call is answered by a real person and that all questions are answered promptly.  We want to provide personalized, friendly service - the kind of service that the small town agents have provided for years.

We are currently appointed with Shaw American (founded in 1964) which is a large brokerage-clearing house for Life Insurance Carriers. Our agents will be able to quote insurance proposals with all the major carriers such as Prudential, John Hancock, AIG, and TransAmerica, just to name a few. Through our relationship with Shaw, FullCircle will be able to receive a high level of commissions while outsourcing back office support, application processing, and policy issuance follow-up and services.

Again, taking our “full circle” approach, we will be targeting highly skilled, highly technical and, in some instances, highly specialized individuals who will bring a wealth of knowledge and experience to our company.  The one-stop shop strategy requires that we attract specialists for each area of our insurance products so that we have the backing and expertise available for each of our agencies.  Now that the plan is completed, we have begun our search for these specialists and have already begun the interview process.

The following areas will have specialized and focused leadership:

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Medicare products and services

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Prescription drug services (our AMPO affiliation will develop our prescription services)

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Estate Planning services

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Life Insurance services

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Health Insurance services

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Small Business Employee benefit program services

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Auto and Home insurance services

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Emergency Notification Company (ENC) services

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Medical Records storage services

As we proceed toward our agency merger program, we need to be prepared to focus on each area of products and services so that all agencies have the right “go to” person when performing services at each agency

It is our vision to emulate the H&R Block and Edward Jones business models and launch an insurance agency acquisition plan in rural America.  It is our plan to merge with these small insurance agencies with a five year buy out exit plan as well as to offer shares of FullCircle Registry, Inc. to these agency owners to give them the ability to exit their business with the potential to meet or exceed the value of their business. Our research suggests that these smaller agencies are not targets for acquisition by larger companies, thus leaving these aging individuals with no exit strategy.  It is important to have our new agency partners participate in the growth of our company and also participate in the fruits of their contributions.

We are planning on moving cautiously initially. We have only 10 agencies targeted for purchase during the next six months. Once acquired, we will need ample time to develop the infrastructure and to train the individuals to manage these agencies.  We expect that some of the owners will continue to work and will phase out over time; others will want to exit immediately. We will have to be flexible to move as needed as each situation emerges.

We have several licensed insurance industry veterans to provide the training and leadership for this task. We have adequate space in our corporate office to establish a training center for our initial needs. Initially we expect to operate in just a five state area: Kentucky, Indiana, Illinois, Ohio and Tennessee. Once the model is developed and operating, we expect to move into other regional offices so that we can service these agencies from a close proximity. We believe we can operate up to 25 agencies per regional office.  Our goal is to merge with over 250 agencies with gross revenues of $200,000 per agency within the next five years.

We expect to receive assistance from our major insurance company partners—many have already indicated they are aware of agent-owners who are looking for exit strategies. It is likely we could well exceed the above projections. Our estimate suggests that over 20% of the agencies nationally (over 125,000 agency owners) have no exit plan.  We have already had connections with a number of agencies that wish to pursue an arrangement with FullCircle.

Company Officers
As announced in our 8-K filing on December 10th, I was appointed President and CEO of FullCircle Registry, Inc., following the resignation of Trent Oakley.  Considering the difficult financial conditions faced by the company over the last two years, Trent has done an extraordinary job of working diligently and selflessly on behalf of the FullCircle shareholders to ensure the company’s continued survival.  It was Mr. Oakley’s vision to convert FullCircle into an Insurance Agency in 2006.  We appreciate the work that Trent has done converting FullCircle into an Insurance Agency this year, and we are pleased that Mr. Oakley will continue his devotion to FullCircle as my Executive Vice President and consultant.

Mr. Oakley, our Executive Vice President, has a strong background in Estate Planning services.  Trent will head up this part of our “Full Circle” of services.  We have begun to realize revenues from this sector, as was seen in our September quarterly and we expect continued growth of this very critical part of our business plan.

New Officers
I am pleased to announce that we have appointed two new officers for FullCircle Registry, Inc.

Jimm Axline, Vice President Agency Acquisitions.  Mr. Axline is responsible for the sourcing and analysis of agencies looking for an exit plan, for sale, or that may prefer to merge with FullCircle to have access to a broader base of insurance products.

Mr. Axline is a retired insurance executive with Sammons Group, Dallas, Texas for 35 years. He was primarily focused in Estate Planning.  He is a graduate of Marion College with a Bachelor of Science Degree in Business Administration. Postgraduate courses include psychology and business law, which were completed at Ohio State University. He also holds an American Management Associate Degree, as well as, LUTCF, RHU & CLU credentials.  Jimm is the founder of the National Association for the Terminally Ill (NATI), formed in 1997.  NATI is a non-profit organization that assists terminally ill people financially who have  less than two years to live.  He is the co-founder of AMPO II, Inc. a for profit company spun out of NATI.  AMPO helps indigent individuals obtain their medications free from pharmaceutical companies.

Mr. Axline brings to FullCircle a huge networking capability.  Through his work at Sammons Group, Mr. Axline has had working relationships with hundreds of independent insurance agencies nationally.

William M. Jackson, Regional Vice President Agency Management.  Mr. Jackson has been an independent insurance agent since 1986. Most of his experience has been with life and health products.  Bill has also focused on Group and Employee benefits to include Life, Health, Dental, Vision, and Disability for both fully-insured and self-funded programs. Bill also deals with Commercial policies to include General Liability, Property and Workman’s Comp.   Mr. Jackson has many years of experience in upper management as a Vice President of Manufacturing, Chief Engineer and Plant Manager from 1968 - 1986.  Bill holds a Bachelors of Science Degree in Industrial Engineering from Memphis State University.  Mr. Jackson served our country in the Air Force as a captain during the Vietnam Conflict.

Retired shares to fund mergers and growth
On August 10, 2007, Alec Stone, Chairman of the Company's Board of Directors, and Isaac Boutwell, former CEO and current Board Member, each surrendered 50% of their personal share holdings to the Company's treasury for no consideration.  In an effort to improve shareholder equity and stockholder confidence, these two directors surrendered approximately 15 million shares.  The focus of this event was to provide the shares for the development of the new plan.

New counsel
One of the first issues we addressed was to bring in attorney Mathew D. Watkins, associate with the reputable firm of Lynch, Cox, Gilman & Mahan, P.S.C., in Louisville, to provide the leadership and knowledge needed to assure compliance as a public company.  Mr. Watkins has been a tremendous help in preparing the necessary legal documents for us to move into the agency acquisition phase of our plan.  In addition, Mr. Watkins has been assisting in the development of our prospectus and the development of our SB-1 filing with the SEC to provide the necessary capital to fund our new plan.

SB-1 filing
The SB-1 filing is in the final stages of completion and will be submitted to the SEC for approval soon.   Pending SEC approval, we will be offering one million Class B Restricted Preferred shares.  This filing will allow us to raise the necessary funds to eliminate all debt and to provide the capital for our expansion plans.  Several investors have requested the opportunity to purchase shares in this offering.

Board of Directors
It is our wish to increase the Board of Directors of FullCircle Registry, Inc.  We are currently searching for insurance and financial industry professionals who understand our mission and who could add networking synergies to the success of our plan.

Websites
As soon as funding becomes available we will immediately begin the development of our new websites.  This project is a top priority since websites when kept current, provide clients, customers and stockholders the information they need.

Stockholder Meeting
FullCircle will be holding a stockholder meeting.  We are targeting May or June and will announce the date as soon as it is finalized.

I look forward to working closely with the board of directors and with you as shareholders. I want to stress that our program will not be a “quick fix”.  We have developed a strong plan to stabilize the Company and to position the Company for growth, but we will need time to execute the plan. I am committed to and focused on development and implementation strategies to maximize shareholder value through a cautious program of mergers and acquisitions. I will share further details of this strategy as time goes by and we encourage the support of all of our shareholders as we move forward together.  Please feel free to contact me at 502-410-4500 or Nlfroh@fullcircleregistry.com

Sincerely,

Norman L. Frohreich, President and CEO

Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements as to future operating results and plans that involve risks and uncertainties. We use words such as “expects”, “anticipates”, “believes”, “estimates”, the negative of these terms and similar expressions to identify forward looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by those projected in the forward-looking statements for any reason.